DEAN INVESTMENT ASSOCIATES, LLC
                          DEAN FINANCIAL SERVICES, LLC
                               2480 SECURITIES LLC
                              DEAN FAMILY OF FUNDS



                                 CODE OF ETHICS
                                       AND
                             INSIDER TRADING POLICY







                      As Amended Effective February 1, 2005

                                TABLE OF CONTENTS


                                                                            Page

SECTION I.            Policy Statement On Ethical Standards....................1

   General Statement...........................................................1
   Prohibited Business Practices...............................................2
   Securities Trading Restrictions.............................................4

SECTION II.           Policy Statement On Insider Trading......................5

   Policy Statement On Insider Trading.........................................5
   Insider.....................................................................5
   Material Information........................................................6
   Non-Public Information......................................................6
   Penalties for Insider Trading...............................................6

SECTION III.          Procedures To Implement The Code.........................7

   Identifying Inside Information..............................................7
   Restricting Access to Material Non-Public Information.......................7
   Holdings Reports............................................................8
   Exceptions to the Requirement to Submit Holdings Reports....................9
   Quarterly Transaction Reports...............................................9
   Exceptions to the Requirement to Submit Quarterly Transaction Reports......10
   Annual Certification.......................................................11
   Disclosure of Ownership....................................................11
   Preclearance Requirements for Trades and Investments by Advisory Persons...11
   Report of Violations.......................................................14


SECTION IV.           Sanctions...............................................15


SECTION V.            Supervisory Procedures..................................16

   Prevention of Insider Trading and Promotion of Ethical Standards...........16
   Detection of Insider Trading and Unethical Practices.......................16
   Special Reports to Management..............................................17
   Annual Reports to Management...............................................17

SECTION I    Policy Statement On Ethical Standards

A.       General Statement

     Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") requires registered investment companies and their investment advisers, sub-advisers and principal underwriters to adopt codes of ethics to prevent fraudulent, deceptive and manipulative practices and to institute procedures to prevent violations of the code of ethics.

     The Dean Family of Funds (the "Trust") is registered as an open-end management investment company under the Act. Pursuant to Rule 17j-1 under the 1940 Act, the Trust had adopted this Code of Ethics and Insider Trading Policy (the "Code").

     Dean Investment Associates, LLC ("Dean Investments") is the investment adviser for the Trust. 2480 Securities LLC ("2480 Securities") is the principal underwriter for the Trust. Dean Investments is a wholly-owned subsidiary of C.H. Dean & Associates, Inc. ("C.H. Dean"). Pursuant to Rule 17j-1 under the 1940 Act, Dean Investments and 2480 Securities have adopted the Code. Dean Financial Services, LLC ("Dean Financial," together with Dean Investments and 2480 Securities, the "Company") is a registered investment adviser and a wholly-owned subsidiary of C.H. Dean. Pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, Dean Financial has adopted the Code.

     The Company operates under the careful scrutiny of federal and state regulatory authorities. The Company's historic commitment to strict ethical standards stems not only from this scrutiny, but also from a belief that the Company's clients have brought it success due to its hard work and high ethical standards. High ethical standards are a fundamental part of the Company's operations, and the role its employees play in its success.

     Except as otherwise specified herein, this Code applies to the following persons:

     o All employees of the Company;

     o All officers of the Company;

     o All directors of the Company;

     o All officers of the Trust;

     o All Trustees of the Trust; and

     o Persons in a control relationship to the Trust or the Company who obtain information concerning recommendations made to the Trust with regard to the purchase or sale of securities by the Trust.

     o Persons who provide investment advice on behalf of Dean Investments or Dean Financial and who are subject to the supervision and control of Dean Investments or Dean Financial, as applicable.

     These persons are called "Access Persons" in this document.

     This Code is intended to insure that the personal  securities  transactions
     of  Access   Persons  are  conducted  in  accordance   with  the  following
     principles:

     o A duty at all times to place first the interests of clients;

     o The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

     o The fundamental standard that Company personnel not take inappropriate advantage of their positions.

     Compliance with the Code, however, does not relieve an Access Person of any obligation under any laws or rules pertaining to the activities of an Access Person, including federal and state securities laws and the rules of the National Association of Securities Dealers, Inc. ("NASD").

     Every Access Person must receive, read and retain this Code and any amendments thereto. Every Access Person must provide to the person designated by the Company and/or the Trust as its Compliance Officer written acknowledgement of their receipt of this Code and any amendments. Any questions regarding the following policies and procedures should be referred to the Compliance Officer.

B. Prohibited Business Practices

The Company is a fiduciary, and has a duty to act primarily for the benefit of its clients. While the nature and extent of this duty will vary according to the nature of the relationship between the Company and the client and the circumstances of each case, certain practices are clearly dishonest and unethical. To insure compliance with the Company's high ethical standards, and its fiduciary obligations to clients, no Access Person shall engage in any of the following business practices:

1. Knowingly sell any security to, or purchase any security from, a client while acting as a principal for his or her own account or for the Company's account, or knowingly effect a sale or purchase of a security for the account of a client while acting as a broker for another, without disclosing to the client in writing before execution of the transaction the capacity in which he or she is acting and obtaining the consent of the client to the transaction.

2. Recommend to a client the purchase, sale or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the client on the basis of information furnished by the client after reasonable inquiry concerning the client's investment objectives, financial situation and needs, and any other information known or acquired after reasonable examination of the client's financial records.

3. Place an order to purchase or sell a security for the account of a client without authority to do so.

4. Place an order to purchase or sell a security for the account of a client upon instruction of a third party (such as a broker-dealer or another adviser) without first having obtained a written third-party authorization from the client.

5. Exercise any discretionary power in placing an order for the purchase or sale of securities for a client, without obtaining written discretionary authority from the client promptly after the date of the first transaction placed pursuant to oral discretionary authority, but in no event later than 10 business days after the first transaction, unless the discretionary power relates solely to the price at which or the time when an order involving a definite amount of a specified security shall be executed.

6. Induce trading in a client's account that is excessive in size or frequency in view of the financial resources, investment objectives and character of the account.

7.  Borrow  money  or  securities  from  a  client  unless  the  client,   is  a
broker-dealer or a financial institution engaged in the business of loaning funds or securities.

8. Loan money to a client.

9. Misrepresent to any client or prospective client the qualifications of the Company or any employee of the Company, or misrepresent the nature of the advisory services being offered or fees to be charged for such services, or omit to state a material fact necessary to make statements regarding qualifications, services or fees, in light of the circumstances under which they were made, not misleading.

10. Provide a report or recommendation to any client prepared by someone other than the Company without disclosing that fact, other than with respect to published research reports, or statistical analyses normally used or ordered by the Company in providing advisory services.

11. Charge a client an unreasonable advisory fee.

12. Fail to disclose to a client in writing before any advice is rendered any material conflict of interest relating to the Company or any of its employees that could reasonably be expected to impair the rendering of unbiased and objective advice including:

o Compensation arrangements connected with advisory services to clients, which are in addition to compensation from such clients for such services; and

o Charging a client an advisory fee for rendering advice, when a commission for executing securities transactions pursuant to such advice will be received by the Company or its employees.

13. Guarantee a client that a specific result will be achieved (gain or loss) as a result of the advice provided to the client.

14. Publish, circulate or distribute any advertisement which does not comply with the following laws and rules:

o The Investment Company Act of 1940 and the rules under the 1940 Act;

o The Investment Advisers Act of 1940 and the rules under the Advisers Act; and

o The NASD rules.

15. Disclose the identity, affairs or investments of any client to any third party, unless required by law to do so, or unless the client consents to the disclosure.

16. Enter into, extend or renew any investment advisory contract, unless the contract is in writing and discloses, in substance, the services to be provided, the term of the contract, the advisory fee, the formula for computing the fee, the amount of prepaid fee to be returned in the event of contract termination or nonperformance, whether the contract grants discretionary power to the Company, and that no assignment of the contract shall be made by the Company without the consent of the other party to the contract.

17. Fail to disclose to a client or prospective client each material fact with respect to:

o Any financial condition of the Company that is reasonably likely to impair the ability of the Company to meet contractual commitments to a client; or

o A legal or disciplinary action that is material to an evaluation of the Company's integrity, or ability to meet contractual commitments to a client.

The conduct set forth above is not all inclusive. Engaging in other conduct, such as nondisclosure, incomplete disclosure, frontrunning, or other deceptive, manipulative or fraudulent practices, is considered an unethical business practice and prohibited by Rule 17j-1 under the Act as well as other securities laws.

Engaging in any unethical business practice can subject the Company and the person involved to civil and criminal liability, and will result in the Company imposing serious sanctions on the person(s) involved, including dismissal.

C. Securities Trading Restrictions

Policies and restrictions concerning personal securities trading are set forth in Section III of this document.

SECTION II.
     Policy Statement On Insider Trading

A.       Policy Statement On Insider Trading

The Company forbids any of its Access Persons from trading securities, either personally or on behalf of others (such as accounts managed by the Company), based on material non-public information, and from communicating material non-public information about issuers of securities to others in violation of the law. This conduct is frequently referred to as "insider trading."

The Company's policy applies to every Access Person, and extends to activities within and outside their duties at the Company.

While the term "insider trading" is not defined in the federal securities laws, for purposes of these policies and procedures, it shall be presumed to include the use of material non-public information to trade in securities (whether or not one is an "insider" with respect to the issuer of the securities), and the communication of material non-public information to others, including any of the following practices:

     o Trading by an insider (e.g., an officer, director or employee of an issuer, or anyone with a confidential relationship with the issuer), while in possession of material non-public information;

     o Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or was misappropriated; and

     o Communicating material non-public information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below.

B.       Insider

     For purposes of these policies and procedures, an "insider" is defined to include officers, directors, trustees and employees of an issuer of securities, as well as outside persons in a special confidential relationship with the issuer who are given access to information solely for the issuer's purposes. Such "temporary insiders" can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. However, for such an outside person to be considered a "temporary insider," the issuer must expect such person to keep confidential the non-public information, which has been disclosed to him, and the relationship must at least imply such a duty.

     Access Persons should be aware that, under this definition, the Company (or an employee of the Company) may become a temporary insider of a company if it advises that company or performs other services for it. There may even be circumstances in which the Company (or an employee of the Company) could become a temporary insider in a company that it investigates for the purpose of making or recommending an investment, or in which it holds a portfolio position on behalf of a client.

C.       Material Information

     Trading on inside information is not a basis for liability unless the information is material. For purposes of these policies and procedures, "material information" is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information with respect to a company that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

D.       Non-Public Information

     For purposes of these policies and procedures, information will be considered to be non-public until there is a reasonable basis for believing that it has been effectively communicated to the market place. For example, information found in the following places would be considered public:

     o A report filed with the SEC;

     o A press release; or

     o A publication of general circulation such as Dow Jones, "Reuters Economic Services," or the Wall Street Journal.

E.       Penalties for Insider Trading

     Access Persons of the Company should be aware that penalties for trading on, or communicating, material non-public information are severe, both for individuals involved in such unlawful conduct and their employers, regardless of whether they benefit from the violation. These penalties include:

     o Civil injunctions;

     o Treble damages;

     o Disgorgement of profits;

     o Jail sentences;

     o Fines for the person who committed the violation of up to 3 times the profit gained or loss avoided, whether or not the person actually benefited; and

     o Fines for the employer or other controlling person of up to the greater of $1 million, or 3 times the amount of the profit gained or loss avoided.

SECTION III.
Procedures To Implement The Code

The following procedures are established to aid Access Persons in avoiding any activities in violation of the principles set forth herein, and to aid the Company and the Trust in preventing, detecting, and imposing sanctions against these activities. Every Access Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties. Questions about these procedures should be directed to the Compliance Officer.

A.       Identifying Inside Information

Before an Access Person engages in trading in the securities of a company about which the Access Person may have potential inside information, whether trading for himself/herself or others (including investment companies or private accounts managed by the Company), the following questions should be answered:

o Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

o Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in "Reuters Economic Services," the Wall Street Journal, or other publications of general circulation?

If an Access Person either believes that the information is material and non-public, or has any question as to whether the information is material and non-public, the Access Person should take the following steps:

o Report the matter immediately to the Compliance Officer.

o Refrain from purchasing or selling the securities on behalf of himself or others, including investment companies or private accounts managed by the Company.

o Refrain from communicating the information inside or outside the Company or the Trust, other than to the Compliance Officer.

After the Compliance  Officer has reviewed the issue,  the Access Person will be
instructed   to  continue  to  refrain  from  trading  and   communicating   the
information, or will be allowed to trade and communicate the information.

B. Restricting Access to Material Non-Public Information

Information in the possession of an Access Person that is material and non-public may not be communicated to anyone, including persons within the Company or the Trust, except to the Compliance Officer or to other persons identified by the Compliance Officer. In addition, care should be taken so that the information is secure. For example, files containing material non-public information should be sealed, and access to computer files containing material non-public information should be restricted.

C.       Holdings Reports

Each Access Person must submit written and signed reports containing information about securities (including options) in which the Access Person had any direct or indirect beneficial ownership ("Holdings Reports").

Each Access Person must submit to the Compliance Officer an Initial Holdings Report no later than 10 days after he or she becomes an Access Person. The information included in the Initial Holdings Report must reflect the Access Person's holdings as of the date he or she became an Access Person.

Each Access Person must submit to the Compliance Officer an Annual Holdings Report no later than January 30 of each year. The information included in the Annual Holdings Report must reflect the Access Person's holdings as of December 31 of the prior year.

If an Access Person is not required to report any information on an Initial Holdings Report or an Annual Holdings Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the applicable Holdings Report is due.

Each Initial Holdings Report and each Annual Holdings Report must include the following information:

o Title, type of security, and, as applicable, the exchange ticker symbol or CUSIP number of each security in which the Access Person had any direct or indirect beneficial ownership;

o Number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

o Name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

o Date the Holdings Report is submitted by the Access Person.

Each Holdings Report must also include information about securities held by any of the following persons or entities and information about accounts maintained by any the following persons or entities:

o The Access Person's family including his/her spouse, his/her minor children and adults living in the same household as the Access Person;

o Trusts of which the Access Person is a trustee, or in which the Access Person or his/her family members have a beneficial interest; and

o Any account in which the Access Person or his/her family members hold a direct or indirect beneficial interest, retain investment authority or exercise a power of attorney.

D.       Exceptions to the Requirement to Submit Holdings Reports

An Access Person does not have to include in his or her Holdings Reports information about the following securities or accounts: direct obligations of the U.S. Government, shares issued by open-end funds other than the Dean Family of Funds, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments.

An Access Person does not have to include in his or her Holdings Reports information about securities held in any account over which the Access Person has no direct or indirect influence or control.

A disinterested trustee of the Trust does not have to make any Holdings Reports.

E. Quarterly Transaction Reports

Each Access Person must submit a report ("Quarterly Transaction Report") containing information about:

     o Every securities transaction (including every option transaction) during the quarter in which the Access Person had any direct or indirect beneficial interest; and

     o Every account established by the Access Person in which any securities (including options) were held during the quarter for the direct or indirect benefit of the Access Person.

Each Access Person must also arrange for duplicate trade confirmations of every securities transaction (including every option transaction) in which the Access Person had any direct or indirect beneficial interest to be sent to the Compliance Officer directly from the broker, dealer or bank.

A Quarterly Transaction Report must be submitted to the Compliance Officer no later than 15 days after the end of a calendar quarter.

If an Access Person is not required to report any information on a Quarterly Transaction Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the applicable Quarterly Transaction Report is due.

A Quarterly Transaction Report must include the following information:

     o Date of each transaction;

     o Title and, as applicable, the exchange ticker symbol or CUSIP number of each security;

     o Interest rate and maturity date of the security, if applicable;

     o Number of shares and principal amount of each security;

     o Nature of the transaction;

     o Price at which the transaction was effected;

     o Name of the broker, dealer or bank with or through which the transaction was effected;

     o Name of the broker, dealer or bank with whom the Access Person established the account;

     o Date the account was established; and

     o Date the Quarterly Transaction Report is submitted by the Access Person.

Each Quarterly Transaction Report must also include information about the securities transactions in which any of the following persons or entities participated and information about accounts established by any of the following persons or entities:

     o The Access Person's family including his/her spouse, his/her minor children and adults living in the same household as the Access Person;

     o Trusts of which the Access Person is a trustee or in which the Access Person or his/her family members have a beneficial interest; and

     o Accounts in which the Access Person or his/her family members hold a direct or indirect beneficial interest, retain investment authority, or exercise a power of attorney.

F. Exceptions to the Requirement to Submit Quarterly Transaction Reports

     An Access Person does not have to report transactions involving the following securities or accounts: direct obligations of the U.S. Government, shares issued by open-end funds other than the Dean Family of Funds, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments.

     An Access Person does not have to report transactions effected pursuant to an automatic investment plan. However, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be included.

     An Access Person does not have to report transactions effected for any account over which the Access Person has no direct or indirect influence or control.

     An Access Person does not have to make a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 15 days after the end of the calendar quarter and all of the required information is contained in the broker trade confirmations or account statements.

     A disinterested trustee of the Trust does not have include any information in his or her Quarterly Transaction Report about any security transaction unless, at the time of the transaction, the trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that, during the 10-day period immediately before or after the date of the transaction by the trustee, the Trust purchased or sold the security or the Trust or the Company considered purchasing or selling the security.

G.       Annual Certification

     Each Access Person, except a disinterested trustee of the Trust, must annually certify that he or she has read and understands this Code and recognizes that he or she is subject to its provisions.

     Each Access Person, except a disinterested trustee of the Trust, must annually certify in writing that all information required to be reported by the Access Person in a Holdings Report or a Quarterly Transaction Report has been reported to the Compliance Officer.

H.       Disclosure of Ownership

     The Company or the Trust may, in its discretion, require an Access Person to disclose, in connection with a report, recommendation or decision of the Access Person to purchase or sell a security for the Trust or any client of the Company, any direct or indirect beneficial ownership of that security by the Access Person.

          I. Preclearance Requirements for Trades and Investments by Advisory Persons

     1. General Preclearance Requirement

     An Advisory Person (as defined below) must obtain preclearance from the Compliance Officer or his designee before the Advisory Person trades, directly or indirectly, in the following securities:

     o Any security appearing on the Company's restricted list;

     o Securities convertible into or exchangeable for any security on the Company's restricted list; and

     o Options to purchase or sell any security whether or not on the Company's restricted list.

     Generally any security currently being considered for purchase or sale by the Trust or any other client of the Company, or any security that has been purchased or sold by the Trust or any other client of the Company within the previous 7 days, will appear on the Company's restricted list. The restricted list will be provided to the Compliance Department by the Research Department on a weekly basis.

     2. Preclearance Requirement for Investments in IPOs and Limited Offerings

     An Advisory Person (as defined below) must obtain preclearance from the Compliance Officer or his designee before the Advisory Person directly or indirectly acquires beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

     An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505 or Rule 506, under the Securities Act of 1933.

     3. Definition of Advisory Person

     The term "Advisory Person" includes:

     o Any employee of the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust or any client of the Company;

     o Any employee of the Company whose functions relate to the making of any recommendations with respect to such purchases or sales, or who has access to such information;

     o Any employee of the Company who in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or any client of the Company; and

     o Any person in a control relationship to the Trust or the Company who obtains information concerning recommendations made to the Trust or any client of the Company with regard to the purchase or sale of a security by the Trust or any client of the Company.

     4. Accounts Covered by the Preclearance Requirements

     The preclearance requirements apply to trades and investments for accounts of the following persons:

     o Personal accounts of the Advisory Person;

     o Accounts of the Advisory Person's family including his/her spouse, his/her minor children and adults living in the same household as the Advisory Person;

     o Accounts for trusts of which the Advisory Person is a trustee or in which the Advisory Person or his/her family members have a beneficial interest; and

     o Accounts in which the Advisory Person or his/her family members hold a direct or indirect beneficial interest, retain investment authority or exercise a power of attorney.

     5. Exceptions to the General Preclearance Requirement

     The general preclearance requirement does not apply to the transactions listed below. There are no exceptions to the preclearance requirement for investments in Initial Public Offerings and Limited Offerings.

     o Purchases and sales for accounts that are managed by the Company;

     o Purchases and sales for retirement plans sponsored by the Company (which are not self directed);

     o Purchases and sales for retirement plans sponsored by the employer of a family member of an Advisory Person (which are not self directed);

     o Purchases and sales of U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, shares issued by open-end funds other than the Dean Family of Funds and money market accounts;

     o Purchases and sales of municipal securities (other than those issued by the Company's clients); and

     o Purchases and sales of "large cap securities" or options on "large cap securities."

     The term "large cap securities" means securities when the issuer of the securities has a market capitalization greater than $1 billion. Market capitalization will be calculated by multiplying the number of outstanding shares of the issuer by the current price per share.

In addition, the general preclearance requirement does not apply to any purchase or sale of a security effected in a discretionary account maintained by an Advisory Person if:

     o The discretionary account is maintained with a third-party broker/dealer who has complete discretion to execute transactions in the account or with an investment adviser who has complete discretion to execute transaction in the account;

     o The Advisory Person does not know that the broker/dealer or investment adviser intends to purchase or sell, or is considering purchasing or selling, the security for the Advisory Person's account; and

     o The Advisory Person does not directly or indirectly influence the decision of the broker/dealer or investment adviser to purchase or sell of the security.

There are no exceptions to the preclearance requirement for investments in Initial Public Offerings and Limited Offerings even if such investments are effected in a discretionary account maintained by an Advisory Person.

6. Preclearance Procedures

     To obtain preclearance for a specific transaction, an Advisory Person should request preclearance from the Compliance Officer or his designee. Preclearance will be valid only if the Advisory Persons receives either written approval or approval through e-mail. The Advisory Person may engage in the specific transaction for which he or she has obtained preclearance for 3 days from the receipt of preclearance.

J.       Report of Violations

     Access Persons are required to report any violations of this Code promptly to the Compliance Officer.

SECTION IV.
Sanctions

Violations by an Access Person or Advisory Person of the policies and procedures set forth in this Code may be handled in the following manner:

o        First violation:

          A written warning will be given to the Access Person or the Advisory Person.

o        Second violation:

          A written warning will be given to the Access Person or Advisory Person and he or she will be required to attend a meeting with senior management of the Company to review the violation and the applicable policies and procedures of this Code.

o        Third violation:

          A fine of up to $1,000 will be assessed against the Access Person or Advisory Person. The fine will be donated to charity or used for other appropriate purposes as determined by senior management of the Company.

o        Fourth violation:

          Senior management of the Company will conduct a review to determine the proper additional disciplinary action to be taken against the Access Person or Advisory Person, which could include termination of employment.

SECTION V.
     Supervisory Procedures

The following supervisory procedures will be implemented by the Company to insure compliance with this Code:

A.       Prevention of Insider Trading and Promotion of Ethical Standards

     To prevent insider trading, and to promote and maintain ethical standards, the Compliance Officer will:

          o Require that each Access Person review and sign a statement that he/she has read and understands Sections I through IV of these policies and procedures, and will comply with them, which statement will be maintained in that Access Person's personnel file;

          o Provide, on a regular basis, an educational program to familiarize Access Persons with the Company's and Trust's policies and procedures with respect to insider trading and ethical standards;

          o Answer questions regarding these policies and procedures;

          o Review on a regular basis, and update as necessary, these policies and procedures;

          o Resolve issues of whether information received by an Access Person is material and non-public, or whether any proposed activity is an unethical business practice;

          o When it has been determined that an Access Person has material non-public information, implement measures to prevent dissemination of the information and, if necessary, restrict Access Persons from trading the securities; and

          o Promptly review, and either approve or disapprove in writing or by e-mail, each request from an Advisory Person for preclearance to trade.

          B. Detection of Insider Trading and Unethical Practices

          To detect insider trading and unethical business practices, the Compliance Officer will:

          o Review the Quarterly Transaction Reports and Holdings Reports filed by each Access Person;

          o Review the duplicate confirmations and account statements received from brokers, dealers and banks;

          o Review the trading activity of mutual funds and private accounts managed by the Company;

          o Review the trading activity of the Company's own account;

          o Coordinate the review of the reports with other appropriate officers, directors or employees of the Company; and

          o Review the Company's sales, marketing and other business activities and operations regularly.

C.       Special Reports to Management

          Upon learning of a potential violation of these policies and procedures, the Compliance Officer will report promptly to management of the Company and/or to the Board of Trustees of the Trust, as appropriate, providing full details and recommendations for further action.

D.       Annual Reports to Management

          On an annual basis, the Compliance Officer will prepare a written report to the management of the Company and to the Board of Trustees of the Trust setting forth the following:

          o A summary of existing procedures to detect and prevent insider trading and unethical business practices;

          o A description of any issues that have arisen under the Code and the related procedures including information about material violations of the Code and sanctions imposed in response to the material violations;

          o An evaluation of the current procedures and any recommendation for improvement;

          o A description of the Company's continuing educational program regarding insider trading and ethical standards, including the dates of the programs since the last report to management; and

          o A  certification  that  the  Trust  and  the  Company  have  adopted
          procedures   reasonably  necessary  to  prevent  Access  Persons  from
          violating the Code.